Exhibit 4.11

EXECUTION VERSION

LICENSE AND SERVICES AGREEMENT

This License and Services Agreement (the “Agreement”) is made and entered into by and between Big Teams LLC (“BigTeams”) and MOKO Social Media Limited and its affiliates (“MOKO”) as of April 24, 2015 (the “Effective Date”).

Recitals

A.	BigTeams is a leader in high school athletic management and scheduling software in the United States and provides a standardized website-based method of accurately tracking information used in the operation of high school athletic departments.

B.	MOKO develops and operates mobile applications, including REC*IT, a mobile application for college intramural and club sports; and

C.	BigTeams desires to make MOKO its exclusive mobile application partner for an Apple and Android application to be known as “BigTeams powered by REC*IT” (the “Application”), and MOKO is willing to develop and operate the Application.

Agreement

1.          Definitions.

(a)          “API” means the application interface developed and supplied by BigTeams that allows MOKO to pull the BigTeams data into the Application, and all modifications and Improvements thereto.

(b)          “BigTeams Data” means any editorial, text, graphic, audiovisual, and other content that is posted by or for BigTeams, its licensors, or customers or is served on the Application(s) or API.

(c)          “BigTeams Desktop Ad Inventory” means ad sizes included but not limited to 728x90, 300x250, 160x600, 300x600, and 970x214 that are intended for and served on a desktop device.

(d)          “BigTeams Mobile Responsive Ad Inventory” means ad sizes included but not limited to 320x500, 300x50 and 300x250 that are intended for and served on a mobile device.

(e)          “Change of Control” means (a) if a third party (or group of third parties acting in concert) acquires beneficial ownership of fifty-one percent (51%) or more of a party’s assets or (ii) the stock or other equity interests entitled to vote for a party’s directors or equivalent managing authority, or (b) in the event of a merger, consolidation or other business combination between a party and one or more third parties where such party’s

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

equity holders immediately before that transaction own (directly or indirectly), after that transaction, less than fifty percent (50%) of the equity interests entitled to vote for the directors or equivalent managing authority of the surviving entity.

(f)           “Confidential Information” means (i) any term of this Agreement; (ii) trade secrets, know-how, financial data, accounting information, statistics, research, scientific, technical, product, market or pricing information of a party or relating to a party's systems, business, employees or contractors; (iii) any other information belonging to a party that is marked “confidential”; and (iv) any other information belonging to a party which would be reasonably understood to be of a confidential nature. Notwithstanding any of the foregoing, Confidential Information does not include information which: (a) is or becomes public knowledge without any action by, or involvement of, the Receiving Party; (b) is documented as being known to the Receiving Party prior to its disclosure by the Disclosing Party; (c) is independently developed by the Receiving Party without reference or access to the Confidential Information of the Disclosing Party and is so documented; or (d) is obtained by the Receiving Party without restrictions on use or disclosure from a third person who, to the Receiving Party's knowledge (after due inquiry), did not receive it, directly or indirectly, from the Disclosing Party.

(g)          “Development Plan” means a written development plan that contains development milestones, specifications and other requirements for the API and Application that will be negotiated in good faith by the Parties. The Development Plan shall include the functionalities set forth on Exhibit A to this Agreement.

(h)          “Disclosing Party” means a party disclosing Confidential Information.

(i)           “Improvements” means any improvements, updates, variations, modifications, alterations, additions, error corrections, enhancements, functional changes or other changes to the API or the Application, as the case may be, including, without limitation: (i) improvements and upgrades to improve software efficiency and maintainability; (ii) improvements and upgrades to improve operational integrity and efficiency; (iii) improvements to permit the integration of mutually agreed to functionalities supported by BigTeams and/or third party suppliers; (iv) functional improvements or changes which support legislated, regulatory or other lawful requirements; (v) changes or modifications to correct errors; and (vi) additional licensed computer programs to otherwise update the API or Application, as the case may be.

(j)           “Insolvency Event” in relation to a party means any of the following events: (i) the party ceases to (or is unable to) pay its creditors in the ordinary course of business, or announces its intention to do so; (ii) a receiver, manager, receiver and manager, administrative receiver or similar officer is appointed to the party or any of its assets; (iii) the party enters into, or resolves to enter into, a scheme of arrangement, compromise or composition with any class of creditors; (iv) a resolution is passed or an application to a

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

court is taken for the winding up, dissolution, official management or administration of that party; or (v) anything having a substantially similar effect to any of the events specified above happening under the law of any applicable jurisdiction.

(k)          “Mobile App Ad Inventory” means ad sizes included but not limited to 320x500, 300x50 and 300x250 that are intended for and served on a mobile device through the mobile app.

(l)           “Net Revenue” means the actual revenue received by MOKO from (i) advertisements placed on or fees charged for the Application minus MOKO’s direct verifiable third party costs of operating and administering the Application, including, but not limited to, ad serving costs, third party moderation costs, external production costs, ad network commissions, but not including MOKO’s internal overhead costs, except for MOKO’s internal hourly moderation costs.

(m)         “Parties” means BigTeams and MOKO, and “Party” means either one of them.

(n)         “Receiving Party” means the party receiving Confidential Information.

2.          API Development and Maintenance.

(a)          During the Term of this Agreement and any extension thereof, BigTeams shall, at its sole cost and expense: (i) develop the API in a commercially reasonable format; (ii) use commercially reasonable efforts to make sure that the API is available to MOKO; and (iii) maintain and make Improvements to the API. The development milestones, specifications and other requirements for the API will be pursuant to the parties’ development timeline for Application launch in the Development Plan.

(b)          BigTeams shall promptly provide MOKO with any known problem solutions as such solutions become known to BigTeams as well as all Improvements which BigTeams elects to incorporate into and make part of the API. BigTeams shall notify MOKO at least thirty (30) days in advance of the release of any planned developments or Improvements that will materially affect the performance of the Application. Big Teams shall not implement any changes to the API that break existing features in the Application until MOKO has notified BigTeams that it has made any necessary adjustments within the Application code base.

3.          Application Development and Maintenance.

(a)          During the Term of this Agreement and any extension thereof, MOKO shall, at its sole cost and expense, (i) develop one (1) Apple Application and one (1) Android Application, each of which shall be branded “BigTeams powered by REC*IT” (the “Applications”), (ii) require the Application users to agree to the terms and conditions specified by each of MOKO and BigTeams, (iii) use commercially reasonable efforts to

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

make sure that the Applications are available to BigTeams and the end-users; and (iv) maintain and make Improvements to the Applications. MOKO shall provide the Application to users for download, free of charge. The development milestones, specifications and other requirements for the Applications will be pursuant to the parties’ Development Plan.

(b)          MOKO shall promptly provide BigTeams with any known problem solutions which affect the performance of the API as such solutions become known to MOKO as well as all Improvements which affect the API which MOKO elects to incorporate into and make part of the Application. MOKO shall notify BigTeams at least thirty (30) days in advance of the release of any planned developments or Improvements that will materially affect the performance of the API or the Application.

4.           Grant of Licenses.

(a)          API. During the Term of this Agreement, and subject to the terms of this Agreement, BigTeams grants MOKO and MOKO accepts the grant of a royalty free non-transferable (except to the extent provided in Section 18(b)) license to use the API and all Improvements thereto in connection with the development and operation of the Application.

(b)          BigTeams Data. During the Term of this Agreement, and subject to the terms of this Agreement, BigTeams grants MOKO and MOKO accepts the grant of a royalty free non-transferable (except to the extent provided in Section 18(b)) license to use, access, view, copy, adapt, modify, distribute, publicly display, broadcast and otherwise exploit the BigTeams Data solely for use with the Application. No other rights are granted by BigTeams whether express or implied.

5.           Exclusivity.

(a)          During the Term of this Agreement and any extension or renewal hereof, BigTeams shall not: (i) license the API or any BigTeams Data to any other person or entity for use in a mobile application in competition with the Application; (ii) develop or permit anyone else to develop on its behalf any mobile application that has a majority of or all of the functionality similar to the Application; or (iii) develop or permit anyone else to develop on its behalf any application that taken as a whole, has functionality similar to the Application on any new mobile operating system or device (such as Apple Watch, Google Glass, etc.). Notwithstanding anything to the contrary herein, BigTeams’ performance of its obligations under the Data License Agreement between BigTeams and Gannett Co., Inc. dated December 12, 2014 shall be deemed not to violate this Section 5(a).

(b)          Except as set forth in the next sentence, during the Term of this Agreement and any extension or renewal hereof, MOKO shall not provide, or permit anyone else on its

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

behalf to provide, mobile application development services, directly or indirectly, to any U.S. high school, athletic department, booster group or team, or any business that provides applications, software or tools to high school athletic departments, booster groups or teams in competition with BigTeams. In the event that MOKO acquires any entity that has contracts with U.S. high schools, athletic departments, booster groups or teams, or any business that provides applications, software or tools to high school athletic departments, booster groups or teams in competition with BigTeams (“Competitive Entity”), such Competitive Entity or MOKO may provide services under such contracts for the remainder of the existing terms of such contracts, and provided that this Agreement has not been terminated, (i) MOKO shall and/or MOKO shall cause the Competitive Entity to use their best efforts to terminate such contracts within one year after the date that MOKO acquires the Competitive Entity, however neither MOKO nor the Competitive Entity will be required to pay any early termination fee or similar penalty to early terminate the contracts, and (ii) MOKO shall not and MOKO shall cause the Competitive Entity to not extend or renew the terms of such contracts, and at the end of the term of such contracts, shall make an introduction of the other party to such contract to BigTeams.

(c)          BigTeams acknowledges and agrees that MOKO has and may have other mobile applications targeted towards students and that MOKO shall not be in breach of Section 5(b) provided that such mobile applications are not targeted to any U.S. high school, athletic department, booster group, or team. By way of example only, MOKO provides mobile applications for college intramural and club teams, and operates a social network for college students (Speakiesy), which social network could be extended to allow high school students to register.

6.           Restrictions on Use.

Without the prior written consent of BigTeams, MOKO shall not (and shall not permit any third party to): (i) use the API or any BigTeams Data in a manner that is not in compliance with this Agreement or all federal, state, and local statutes and regulations; (ii) reverse engineer, decompile or disassemble any program code or otherwise attempt to discover the source code of the API; (iii) copy, modify, create derivative works of, sublicense, sell, lease, loan, rent, distribute, convey, pledge as security, or otherwise encumber the API, the BigTeams Data or any part thereof; or (iv) remove proprietary notices or legends or other indicia of ownership included in or on the API or the BigTeams Data.

7.           Copies.

MOKO may make one backup or archival copies in printed, machine-readable or electronic form of the API as may be reasonably necessary for MOKO’s archival, backup

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

and security purposes, provided that MOKO reproduces all copyright, trademark and other notices that appear on the original copy provided to MOKO.

8.          Advertising Sales.

(a)          During the Term of this Agreement and any extension thereof, MOKO shall have the exclusive third party right to sell advertisements on the Application, as provided below, subject to BigTeams rights in Section 8(b) below and the payment of Ad Minimums in Section 10 below. The Parties shall mutually agree to ad sizes, placement, and frequency of advertisements within the Application. The initial ad sizes, placement, and frequency of advertisements is described in the Development Plan. Changes to the frequency of advertisements may be altered by MOKO based on market conditions, advertiser feedback, or need.

(i)          MOKO shall have the exclusive right to sell 100% of the Mobile App Ad Inventory (as defined herein).

(ii)         MOKO shall have the non-exclusive right to sell up to 75% of the BigTeams Mobile Responsive Ad Inventory (as defined herein).

(iii)        MOKO shall have the non-exclusive right to sell up to 15% of BigTeams Desktop Ad Inventory (as defined herein).

(b)          BigTeams shall make its advertising inventory available to MOKO as provided for in the Development Plan and Section 8(a) above as follows:. MOKO shall have the first priority to sell up to 75% of Big Teams Mobile Responsive Ad Inventory and up to 15% of BigTeams Desktop Ad Inventory so long as its sales meet the Ad Minimums in Section 10 hereof. Any of the Big Teams Mobile Responsive Ad Inventory or BigTeams Desktop Ad Inventory which is not sold by MOKO at or above the Ad Minimums may be sold by other BigTeams ad sales partners. Notwithstanding the forgoing, BigTeams will continue to sell Mobile Responsive Ad Inventory and Desktop Ad Inventory directly.

(c)          The Parties shall mutually agree to the implementation of the MOKO ad tags within the BigTeams websites/mobile responsive sites during the initial development cycle. The initial implementation of the MOKO ad tags is described in the Development Plan.

(d)          The Parties agree that following advertising categories will be prohibited: alcohol, tobacco, gambling, dating, sexually oriented content, political and any other advertising categories required to be excluded in order to ensure BigTeams is compliant with the Children’s Online Privacy Protection Act.

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

9.          Scope and Timeline.

(a)          The Parties will complete the written Development Plan within thirty (30) days after the Effective Date, and upon completion the Development Plan shall be attached hereto and made a part hereof as an updated Exhibit A. The Development Plan shall be updated and modified at least annually, on or before each anniversary date of this Agreement. The parties agree that market factors such as user adoption, profitability and potential market impact shall determine the level of changes and or new features adopted in the Development Plan each year, and that the parties will consider including any new mobile operating systems (such as Apple Watch and Google Glass) in the Application once such new operating system is approaching a ten percent (10%) market share.

(b)          The Parties shall mutually agree to the feature set and Development Timeline for the Application as outlined in Exhibit A of this Agreement.

10.         Fees and Payment.

Big Teams shall receive and MOKO shall pay to BigTeams a monthly royalty payment (the “Royalty Payment”) equal to the greater of: (i) [********] of Net Revenue for such prior month, or (ii) the Ad Minimums for such month. Until the first anniversary date of this Agreement, the “Ad Minimums” for BigTeams Mobile Responsive Ad Inventory ads shall be a minimum CPM of $[***], and for BigTeams Desktop Ad Inventory ads shall be a minimum CPM of $[***]. Commencing with the first anniversary date of this Agreement and thereafter, the “Ad Minimums” for Mobile App Ad Inventory ads and/or BigTeams Mobile Responsive Ad Inventory ads shall be a minimum CPM of $[***], and for BigTeams Desktop Ad Inventory ads shall be a minimum CPM of $[***]. The Royalty Payment together with MOKO’s basis and support for its calculation of the Royalty Payment will be paid and provided by MOKO to BigTeams within forty five (45) days of the end of each calendar month.

11.         Taxes.

(a)          MOKO shall have no liability for any taxes on the income of BigTeams. If at any time any applicable law requires MOKO to make any deduction or withhold any moneys for taxes from any payment to BigTeams under this Agreement, MOKO shall:

(i)         notify BigTeams of the nature of that requirement promptly after MOKO becomes aware of it;

(ii)        pay to the relevant taxing authority the full amount of any deduction or withholding within the time frame for payment allowed under applicable law; and

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

(iii)        promptly deliver to BigTeams copies of any receipts, certificates or other proof evidencing the amounts (if any) paid or payable in respect of any such deduction or withholding.

12.         Term and Termination.

(a)          This term of this Agreement shall commence on the date that this Agreement has been executed by both parties and shall continue for a period of three (3) years after the date that the Application becomes live for download (the “Term”). This Agreement may be extended or renewed by the mutual agreement of the Parties. Neither Party may terminate this Agreement during the initial three (3) year term.

(b)          Notwithstanding anything to the contrary in this Agreement, either party may terminate this Agreement immediately upon written notice to the other Party if the other Party: (x) terminates or suspends its business; or (y) suffers an Insolvency Event.

(c)          Upon the expiration or termination of this Agreement, each Party shall promptly return to the other Party or, at the other Party’s direction, destroy, all property of the other Party (including, all Confidential Information of that other Party) and shall not retain any copies of the same, and shall delete all data of the other party, including individual user data unless an individual user consents to have such data held and/or used by such Party.

13.         Notice of Change of Control.

In the event BigTeams is contemplating a Change of Control by a third party, BigTeams shall give MOKO with a thirty (30) day right of first negotiation regarding such potential Change of Control. If the Parties do not reach agreement regarding the Change of Control during this thirty (30) day negotiating period, BigTeams shall be free to negotiate a Chance of Control with a third party. Additionally, if the proposed Change of Control is after the expiration of the initial term BigTeams shall have the right to terminate this Agreement following a Change of Control upon thirty (30) days’ notice to MOKO.

14.         Warranties.

(a)          BigTeams warrants to MOKO that: (a) it is the owner of the API; (b) the use by MOKO of the API will not breach or infringe the rights, including any intellectual property rights, of any person; (c) the API will not contain any protection feature designed to prevent its use, including time bombs, logic bombs, software locks, copy protect mechanisms, encryptions, time-activated disabling devices or other codes, instructions or devices which may disable the API; (d) the API will be free of any known or reported “virus,” or “worm,” or “malware”; (e) BigTeams has or will secured the rights to use any third party code contained in the API; and (f) the API will be free of defects in workmanship and will perform substantially in accordance with the requirements set forth in the Development Plan. Except for the warranties outlined in this

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

Section 14(a), BigTeams expressly disclaims all warranties of any kind, express, implied, or statutory, relating to the API, including without limitation, fitness for a particular purpose, non-infringement of proprietary rights, course of dealing or course of performance. Except as set forth in this Section 14(a), BigTeams does not represent that (i) the API will meet MOKO’s specific requirements, or (ii) the flow of the API will be uninterrupted, timely, secure, or error free.

(b)          MOKO warrants to BigTeams that: (a) the Application will not contain any protection feature designed to prevent its use, including time bombs, logic bombs, software locks, copy protect mechanisms, encryptions, time-activated disabling devices or other codes, instructions or devices which may disable the Application; (b) the Application will be free of any known or reported “virus,” or “worm,” or “malware;” (c) MOKO has or will secured the rights to use any third party code contained in the Application; and (d) the Application will be free of defects in workmanship and will perform substantially in accordance with the requirements set forth in the Development Plan. Except for the warranties outlined in this Section 14(b), MOKO expressly disclaims all warranties of any kind, express, implied, or statutory, relating to the Application, including without limitation, fitness for a particular purpose, non-infringement of proprietary rights, course of dealing or course of performance. Except as set forth in Section 14(b), MOKO does not represent that (i) the Application will meet BigTeams specific requirements, or (ii) the operation of the Application will be uninterrupted, timely, secure, or error free.

15.         Indemnification.

(a)          BigTeams shall indemnify and hold MOKO harmless from any claim, action or proceeding of any kind or description based upon a third party‘s claim that MOKO’s use of the API infringes any patent, copyright, or trademark of such third party, provided that BigTeams is given prompt written notice of any such claim and BigTeams is given the right to control and direct the investigation, defense and settlement of such claim. MOKO shall reasonably cooperate with BigTeams in connection with the foregoing. BigTeams shall pay the costs, including reasonable attorney’s fees and expenses and court costs associated with resolving any such claim and will pay the settlement amount, if any. If the API becomes, or in BigTeams’ opinion is likely to become, the subject of a claim of infringement, or the use thereof is enjoined, BigTeams shall either (i) procure for MOKO the right to use the API; or (ii) replace or modify the API with other software which does not infringe.

(b)          MOKO shall indemnify and hold BigTeams harmless from any claim, action or proceeding of any kind or description based upon a third party‘s claim that BigTeams’ use of the Application infringes any patent, copyright, or trademark of such third party, provided that MOKO is given prompt written notice of any such claim and MOKO is given the right to control and direct the investigation, defense and settlement of such

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

claim. BigTeams shall reasonably cooperate with MOKO in connection with the foregoing. MOKO shall pay the costs, including reasonable attorney’s fees and expenses and court costs associated with resolving any such claim and will pay the settlement amount, if any. If the Application becomes, or in MOKO’s opinion is likely to become, the subject of a claim of infringement, or the use thereof is enjoined, MOKO shall either (i) procure for BigTeams the right to use the Application; or (ii) replace or modify the Application such that it does not infringe.

16.         Limitation of Liability.

EXCEPT AS STATED HEREIN, NEITHER PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT AND/OR CONSEQUENTIAL DAMAGES OF ANY KIND, RESULTING FORM EITHER PARTY’S PERFORMANCE OR FAILURE TO PERFORM UNDER THIS AGREEMENT, OR RESULTING FROM THE FURNISHING, PERFORMANCE OR USE OR LOSS OF ANY LICENSED MATERIALS PROVIDED TO MOKO HEREUNDER, INCLUDING WITHOUT LIMITATION ANY INTERRUPTION OF BUSINESS, WHETHER RESULTING FROM BREACH OF CONTRACT OR BREACH OF WARRANTY, EVEN IF THE PARTIES HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

17.         Confidentiality.

(a)          Use of Confidential Information. The Receiving Party may only use Confidential Information of the Disclosing Party: (i) if necessary to perform the Receiving Party's obligations under this Agreement; or (ii) if the Disclosing Party otherwise consents to the use in writing. The Receiving Party shall protect the confidentiality of any Confidential Information disclosed by the Disclosing Party using at least the degree of care that it uses to protect its own confidential information (but no less than a commercially reasonable degree of care).

(b)          Disclosure of Confidential Information. The Receiving Party may only disclose Confidential Information of the Disclosing Party: (i) to the Receiving Party's professional advisers and employees who have a need to know such Confidential Information in connection with the Receiving Party's performance of this Agreement; (ii) to the extent required to be disclosed by applicable law or by any authority or regulatory body having jurisdiction over the Receiving Party (a “Legally Compelled Disclosure”);

(iii) if necessary to perform the Receiving Party's obligations under this Agreement; and

(iv) if the Disclosing Party consents to the disclosure in writing. The Receiving Party will, prior to providing any affiliate, employee, or professional adviser access to any Confidential Information of the Disclosing Party, inform such affiliate, employee, or professional adviser of the confidential nature of such Confidential Information and require such affiliate, employee, or professional adviser to comply with the Receiving

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

Party's obligations hereunder with respect to such Confidential Information. The Receiving Party will be responsible to the Disclosing Party for any violation of this Section 17 by any such affiliate, employee, or professional adviser.

(c)          Legally Compelled Disclosure. In the event the Receiving Party is required to undertake a legally Compelled Disclosure (whether by deposition, interrogatory, request for documents, subpoena, civil investigative demand, or other process or otherwise), the Receiving Party shall provide to the Disclosing Party prompt written notice of such requirement so that the Disclosing Party may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this Section 17. In the event that such protective order or other remedy is not obtained, or the Disclosing Party waives compliance with the provisions hereof, the Receiving Party shall furnish only that portion of the Confidential Information which it is advised by counsel is legally required to be disclosed, and shall use its best efforts to ensure that confidential treatment shall be afforded such disclosed portion of the Confidential Information.

(d)          Survival. The provisions and obligations of this Section 17 shall survive the expiration or early termination of this Agreement.

18.         Title to Source Code.

(a)          BigTeams shall retain title to the source code for the API, including all versions and embodiments thereof and all additions and Improvements thereto.

(b)          MOKO shall retain title to the source code for the Application, including all versions and embodiments thereof and all additions and Improvements thereto.

(c)          If the Application incorporates any portion of the code for the application developed by or for BigTeams prior to the Effective Date (“Existing Application”), BigTeams shall retain title to the source code for the Existing Application, including all versions and embodiments thereof and all additions and Improvements thereto except as provided in Section 18(b).

(d)          In the event this Agreement is terminated for any reason, MOKO shall own the source code to all new application features developed by MOKO after the date of termination of this Agreement by MOKO and BigTeams shall have the right to develop its own mobile applications via any other third party provider.

19.         Miscellaneous Provisions.

(a)          Entire Agreement; Waiver. This Agreement, together with any exhibits and/or appendices hereto or thereto, contains the entire agreement between the parties with respect to the transactions contemplated by this Agreement and supersedes all prior arrangements or understandings with respect thereto. This Agreement may not be

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

modified except by agreement of both parties in writing. No provision of this Agreement will be considered waived unless such waiver is in writing and signed by the party that benefits from the enforcement of such provision. No waiver of any provision in this Agreement, however, will be deemed a waiver of a subsequent breach of such provision or a waiver of a similar provision. In addition, a waiver of any breach or a failure to enforce any term or condition of this Agreement will not in any way affect, limit, or waive a party’s rights under this Agreement at any time to enforce strict compliance thereafter with every term and condition of this Agreement.

(b)          Assignment; Binding Effect. Neither party may assign or transfer this Agreement without the prior written consent of the other party; provided, however that either party may transfer its license rights in connection with a Change of Control with a third party that is not a competitor of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties hereto and their respective heirs, legal representatives, successors, and assigns.

(c)          Severability. If any one or more of the provisions of this Agreement is ruled to be wholly or partly invalid or unenforceable by a court or other government body of competent jurisdiction then: (x) the validity and enforceability of all provisions of this Agreement not ruled to be invalid or unenforceable shall be unaffected; and (y) the provision(s) held wholly or partly invalid or unenforceable shall be deemed severed.

(d)          Headings. The section headings herein are for reference purposes only and are not intended in any way to describe, interpret, define, or limit the extent or intent of this Agreement or of any part hereof.

(e)          Extended Meanings. In this Agreement, words importing the singular number only include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders; words importing persons include companies, corporations, partnerships, syndicates, trusts, associations, societies and any number or aggregate of persons; the terms “include” and “including” mean “including, without limitation”; and the term “includes” has a similar meaning, all as the context may require.

(f)           Relationship of the Parties; Neutral Construction. The parties agree that this Agreement was negotiated between them at arm’s length and that the final terms of this Agreement are the product of the parties’ negotiations. The parties agree that this Agreement shall be deemed to have been jointly and equally drafted by them, and that the provisions of this Agreement will not be construed against a party or parties on the grounds that the party or parties drafted, or was more responsible for drafting, the provisions.

(g)          Signatures. The parties and their representatives signing this Agreement acknowledge and represent that the representatives signing this Agreement are duly authorized agents of the parties and are authorized and have full authority to enter into

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

this Agreement on behalf of the parties for whom they are signing. This Agreement and any written notice, consent, agreement or document provided for in this Agreement shall be deemed signed and/or bearing the original signature of a given person, if such person’s name and/or adopted signature is placed by such person on the document whether by manual signature, electronic transmission or facsimile transmission by the person. Delivery of a copy of this Agreement or such other document bearing an original signature by facsimile transmission or a scanned image of the original signature, by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature.

(h)          Counterparts. The Agreement and any documents pursuant hereto may be separately executed by the Parties in two (2) or more counterparts and all such counterparts shall be deemed an original, but all of which together shall constitute one and the same instrument and will be binding on the Parties as if they had originally signed one copy of this Agreement.

(i)           Notices. All claims, instructions, consents, designations, notices, waivers, and other communications in connection with this Agreement (“Notices”) will be in writing. Such Notices will be deemed properly given (a) when received if delivered personally, (b) if delivered by facsimile transmission when the appropriate telecopy confirmation is received; (c) upon the receipt of the electronic transmission by the server of the recipient when transmitted by electronic mail, or (d) within three (3) days after deposit with an internationally recognized express delivery service, in each case when transmitted to a party as follows:

If to BigTeams, at:	7925 Jones Branch Drive
McLean, Virginia 22102
Attn: Clay Walker
Email: clay@bigteams.com

With a copy to:	Daniel Hassett
7925 Jones Branch Drive, Suite 6200
McLean, Virginia 22102
Email: dhassett@wileyrein.com

If to MOKO, at:	320 King Street, Suite 202
Alexandria, VA 22314
Attn: Ian Rodwell

Each party may send any Notices or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

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EXECUTION VERSION

delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Each party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other notice in the manner herein set forth.

(j)           Publicity. The parties shall work together to issue publicity and general marketing communications concerning their relationship and other mutually agreed-upon matters. Neither party shall issue such publicity and general marketing communications concerning their relationship without the prior written consent of the other party.

(k)          Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without reference to conflicts of law rules and principles.

(l)           Legal Expenses. The prevailing party in any legal action brought by one party against the other and arising out of this Agreement shall be entitled, along with any other rights and remedies it may have, to reimbursement for its expenses, including court costs and reasonable attorney’s fees. Such fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose. Such fees shall be in addition to any other relief that may be awarded.

(m)         Injunctive Relief. Each party agree that a breach of any of the promises or agreements contained herein will result in irreparable and continuing damage to a party for which there will be no adequate remedy at law, and such party shall be entitled to injunctive relief and/or a decree for specific performance, and such other relief as may be proper (including monetary damages if appropriate).

(n)          Remedies Cumulative. Unless stated otherwise herein, all remedies provided for in this Agreement shall be cumulative and in addition to and not in lieu of any other remedies available to either party at law, in equity or otherwise. No single or partial exercise by a party of any right or remedy precludes or otherwise affects the exercise of any other right or remedy to which that party may be entitled.

(o)          Further Assurances. Each of the parties shall, from time to time and at all times, promptly do all such further acts and execute and deliver all such further documents and assurances as shall be reasonably required in order to perform and carry out the terms of this Agreement.

(p)          Survival. Any term, condition or provision hereof that requires fulfillment or performance, or that is, by its nature, applicable, after the termination of this Agreement and the relationship created hereby shall survive such termination and remain in full force

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

14

EXECUTION VERSION

and effect. The termination of any provision of this Agreement shall not excuse a prior breach of that provision.

[Signatures on next page]

Big Teams, LLC - MOKO

License and Services Agreement
April 24, 2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

15

IN WITNESS WHEREOF the parties have executed this Agreement effective on the date this Agreement has been executed by both parties.

MOKO Social Media Limited	Big Teams LLC

Signature:	/s/ Ian Rodwell	Signature:	/s/ Clay Walker

Print Name: Ian Rodwell	Print Name: Clay Walker
Date: April 24, 2015	Date: April 23,2015

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

Exhibit A

Development Plan

BigTeams powered by REC*IT v1.0

Version 1.0 for both Apple and Android will consist of all existing features as defined in the MOU, plus:

1.          Functionality

(a)    Uploading

(i)          “Submit Content” button, which brings users to a page where they can create an account using Facebook/Twitter and submit a photo, video, or game summary/article.

(ii)         Coaches may also log in to submit content (scores, schedule changes, news, alerts).

(iii)        A context-sensitive photo button based on the team, school, or event that opens, allowing for easy sharing of images via the usual social channels once uploaded.

(b)    Content

(i)          Public submission pages to include the following brief language: “I agree that this post will not contain any offensive content.”

(ii)         Photos and video link will display page with photo icon and video icon taking user to photo and video galleries with most recent content on top (displaying only photos/videos approved by admins).

(c)    Push Notifications

(i)          Upon signup, a user can select push notifications.

(ii)         Where possible (due to 3rd party API limitations), we’ll send push notifications for scores, summaries, photos, cancellations & changes (where available) - all for "Favorited" teams - with granular on/off settings within the app itself.

(d)   Photo Sharing Extension

(i)          MOKO will create an extension so that people can upload photos directly from the iOS/Android share button within other apps.

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

(ii)         A share icon will appear on every page, schedule, roster, etc. as well as individual items such as news items, photo, video (share will include Facebook, Twitter, Instagram)

(e)   Moderation: (depending on further discussion between BigTeams & MOKO)

(i)          We discussed options for moderation of the photos. The existing web based admin panel (used by Athletic Department) has only an “on/off” option for photo uploading. This should remain, but we’ll introduce another option for those who choose “on”.

(ii)         Schools where photo sharing is enabled will be able to select from the existing option where they pre-moderate the images themselves, or the new default option where MOKO moderation team does this. It is preferable that the MOKO moderation team will do this so that we get a more immediate social interaction, which should improve retention/engagement.

(f)    Viewing

(i)          Gallery buttons on the school, team & event pages to show relevant images. Easy sharing of images via the usual social channels.

(g)    Digital Ticketing, Video Player, and eCommerce

(i)          BigTeams is currently vetting (1) a digital ticketing partner to allow users to purchase tickets via app as well as display ticket with bar code at gate; (2) a video player partner to allow people to stream content from their mobile phone; and (3) an e-commerce partner to allow fans to view and purchase branded fan apparel.

(ii)         For all of the items in (1)(g)(i), once a partnership is formed, BigTeams will connect all parties for API and other coordination.

2.          Advertising

Concentrating on natives & interstitials, but with banners where appropriate. AdOps departments will discuss the ad placements once the wireframes are agreed.

3.          Development Timeline (subject to change)

(a)  5/1: Wireframes confirmed. Final UI design begins, dev also begins.

(b)  6/1: API complete.

(c)  7/1: Dev complete - into QA.

(d)  8/1: Launch!

*** Certain confidential information contained in this document, marked by brackets, has been omitted and filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.